--------------------

                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                           MAGELLAN TECHNOLOGY, INC.,

                         BIOMERIDIAN INTERNATIONAL, INC.

                                       AND

                             DIGITAL HEALTH, L.L.C.
                              --------------------







                                TABLE OF CONTENTS
                                                                           Page


1.       The Acquisition and Transfer of Assets...............................14
         (a)      Agreement to Acquire and Transfer Assets....................14
                  ----------------------------------------
                  (i)      Fixtures...........................................15
                           --------
                  (ii)     Assets.............................................15
                           ------
                  (iii)    Inventory..........................................15
                           ---------
                  (iv)     Contracts..........................................15
                           ---------
                  (v)      Goodwill...........................................15
                           --------
                  (vi)     Warranties.........................................16
                           ----------
                  (vii)    License Agreements.................................16
                           ------------------
                  (viii)   Intellectual Property..............................16
                           ---------------------
                  (ix)     Deposits...........................................16
                           --------
                  (x)      Books and Records..................................16
                           -----------------
         (b)      Excluded Assets.............................................16
                  ---------------
                  (i)      Scheduled Assets...................................16
                           ----------------
                  (ii)     This Agreement.....................................16
                           --------------

2.       Payment of Liabilities...............................................17
         (a)      Prior to Closing............................................17
                  ----------------
                  (i)      Liabilities........................................17
                           -----------
                  (ii)     Contracts..........................................17
                           ---------
                  (iii)    Warranty Claims....................................17
                           ---------------
         (b)      After May 1, 1998...........................................17
                  -----------------
         (c)      Excluded Liabilities........................................17
                  --------------------
                  (i)      Excluded Assets....................................17
                           ---------------
                  (ii)     Breach of Representation...........................17
                           ------------------------
                  (iii)    Contract Breach....................................18
                           ---------------
                  (iv)     Violation of Statute...............................18
                           --------------------
                  (v)      Non-Assumed Liabilities............................18
                           -----------------------
         (c)      No Expansion of Third Party Rights..........................18
                  ----------------------------------

3.       Consideration........................................................18

4.       Representations and Warranties Concerning Digital....................18
         (a)      Organization, Standing and Qualification....................19
                  ----------------------------------------
         (b)      Affiliates..................................................19
                  ----------
         (c)      No Defaults.................................................19
                  -----------
         (d)      No Conflict.................................................19
                  -----------
         (e)      Consents and Approvals......................................19
                  ----------------------
         (f)      Related-Party Transactions..................................20
                  --------------------------
         (g)      Safety Laws.................................................20
                  -----------
         (h)      Compliance With Law.........................................20
         (i)      Financial Statements........................................20
                  --------------------
         (j)      Title to Acquired Assets....................................20
                  ------------------------
         (k)      Leases......................................................21
                  ------
         (l)      Inventory...................................................21
                  ---------
         (m)      Licenses....................................................21
                  --------

         (n)      All Assets..................................................21
                  ----------
         (o)      Intellectual Property.......................................21
                  ---------------------
         (p)      Liens.......................................................22
                  -----
         (q)      No Undisclosed Liabilities..................................22
                  --------------------------
         (r)      Litigation..................................................23
                  ----------
         (s)      Taxes.......................................................23
                  -----
         (t)      Employment Contracts........................................23
                  --------------------
         (u)      Labor Matters...............................................23
                  -------------
         (v)      Employee Benefit Plans......................................23
                  ----------------------
                  (i)      Identification.....................................23
                           --------------
                  (ii)     Compliance.........................................24
                           ----------
                  (iii)    Qualification......................................24
                           -------------
                  (iv)     Funding Status.....................................24
                           --------------
                  (v)      Multiemployer Plans................................24
                           -------------------
                  (vi)     PBGC...............................................24
                           ----
                  (vii)    Retirees...........................................24
                           --------
         (w)      Environmental Matters.......................................25
                  ---------------------
         (x)      No Adverse Change...........................................25
                  -----------------
         (y)      Discrimination..............................................26
                  --------------
         (z)      Disputes and Charges........................................26
                  --------------------
         (aa)     Accuracy of Information Furnished...........................26
                  ---------------------------------
         (bb)     Securities Law Compliance...................................26
                  -------------------------

5.       Representations, Warranties and Agreements of BII and Magellan.......27
         (a)      Organization Standing and Qualification.....................27
                  ---------------------------------------
         (b)      Authority...................................................27
                  ---------
         (c)      Magellan Common Stock.......................................27
                  ---------------------
         (d)      SEC Documents...............................................28
                  -------------
         (e)      No Adverse Change...........................................28
                  -----------------
         (f)      Conditions and Approvals....................................28
                  ------------------------

6.       The Closing..........................................................28

7.       Conditions of Performance............................................28
         (a)      BII's and Magellan's Conditions.............................28
                  -------------------------------
         (b)      Digital Conditions..........................................30
                  ------------------

8.       Employees............................................................30
         (a)      Employment of Employees.....................................30
                  -----------------------
         (b)      Employees Retained by Digital...............................30
                  -----------------------------

9.       Indemnification......................................................30

10.      Restrictive Covenants................................................31
         (a)      Proprietary Information.....................................31
                  -----------------------
         (b)      Publicity...................................................31
                  ---------
         (c)      Noncompetition..............................................31
                  --------------

11.      Other Covenants of Digital...........................................32

12.      Termination and Amendment............................................32
         (a)      Pre-Closing.................................................32
                  -----------
         (b)      Waiver......................................................32
                  ------

13.      Resolution of Disputes...............................................32

14.      Miscellaneous........................................................33
         (a)      Survival of Representations and Warranties..................33
                  ------------------------------------------
         (b)      Attorneys' Fees.............................................33
                  ---------------
         (c)      Brokers and Finders.........................................33
                  -------------------
         (d)      Severability................................................33
                  ------------
         (e)      Notices.....................................................33
                  -------
         (f)      Entire Agreement............................................34
                  ----------------
         (g)      Counterparts and Telecopier Signatures......................35
                  --------------------------------------
         (h)      Binding Effect..............................................35
                  --------------
         (i)      Governing Law...............................................35
                  -------------

                              ACQUISITION AGREEMENT


         THIS ACQUISITION AGREEMENT (this "Agreement") is made this 15th day of June , 1998, by and among Magellan Technology, Inc., a Utah corporation ("Magellan"), BioMeridian International, Inc., a Utah corporation ("BII") and Digital Health, L.L.C., a Utah limited liability company ("Digital").


                              W I T N E S S E T H:

         A. WHEREAS, Digital is in the business of the design, manufacture and sale of equipment and software used for the purpose of meridian stress assessment (the "Business");

         B. WHEREAS, BII desires to acquire certain assets of Digital which relate to the Business in exchange for voting common stock of Magellan (the "Magellan Common Stock"), whereby BII shall immediately thereafter have control of such assets and Business;

         C. WHEREAS, the respective Boards of Directors of BII and Magellan have approved and adopted this Agreement providing for the acquisition by BII of the assets of the Business (the "Acquisition") in exchange for the Magellan Common Stock, which is the only class of Magellan capital stock outstanding, and the sole owner and manager of Digital has approved the sale of the assets and Business of Digital to BII;

         D. WHEREAS, it is intended that the Acquisition shall be recorded for accounting purposes as a purchase; and

         E.  WHEREAS,   BII,   Magellan  and  Digital  desire  to  make  certain
representations, warranties and agreements in connection with the Acquisition and also to prescribe various terms and conditions to the Acquisition.

                               A G R E E M E N T :

         NOW,   THEREFORE,   in   consideration   of  the   premises   and   the
representations, warranties and agreements herein contained, the parties agree as follows:

1.The Acquisition and Transfer of Assets. The Acquisition and Transfer of Assets

     (a) Agreement to Acquire and Transfer Assets(a) Agreement to Acquire and Transfer . On the terms and subject to the conditions contained herein, BII agrees to acquire from Digital and Digital agrees to transfer to BII, the Business of Digital as a going concern as of May 1, 1998 and, specifically, the assets, properties and rights relating to the Business set forth below. The assets, properties, rights and Business are collectively referred to as the "Acquired Assets." All of the Acquired Assets shall be transferred to and acquired by BII free and clear of any liens, encumbrances or security interests, other than the defects in Digital's ownership of such Acquired Assets which are specifically set forth in this Agreement or in the Schedules hereto. The Acquired Assets shall include, but not be limited to the following:

     [i]Fixtures[i] Fixtures. The trade and other fixtures owned by Digital used
                     --------
in connection with the operation, maintenance and/or promotion of the Business and listed on Schedule 1(a)(i) located at the principal place of Business of Digital (the "Premises") at the Closing (the "Fixtures");

     [ii]  Assets[ii}Assets.  All furnishings,  furniture,  tools, machinery and
          -------    ------
equipment owned by Digital and listed on Schedule 1(a)(ii) used in connection with the Business, including, without limitation, any such assets used in connection with the operation, maintenance and/or promotion of the Business and located at the Premises at the Closing (the "Assets");

     [iii]Inventory[iii]  Inventory.  The finished goods, raw materials,  parts,
          ---------      ----------
supplies, ingredients,  merchandise, stock in trade, packaging materials, maintenance supplies and other inventory, (including supplies and parts which have historically been expensed or otherwise not included on Digital's books and records) located at the Premises at the Closing, including merchandise and supplies in transit at the Closing (collectively, the "Inventory");
     [iv]  Contracts[iv]  Contracts.  Digital's  interests in all  contracts and
           ---------      ---------
agreements relating to the Business, including without limitation, those contracts set forth on Schedule l(a)(iv) to this Agreement (the "Contracts"); .

     [v]  Goodwill[v] Goodwill. All goodwill of the Business as a going concern;
          --------     --------

     [vi] Warranties[vi]  Warranties.  Any and all of Digital's rights under any
         -----------     ------------
express or implied warranties received from third parties, to the extent assignable, with respect to the condition, quality, use, merchantability, or fitness for a particular purpose, of any portion of the Acquired Assets;

     [vii] License Agreements[vii]  License Agreements.  All of Digital's right,
          -------------------      --------------------
title and interest in and under the licenses set forth on Schedule l(a)(vii) (the "Licenses") and all goodwill pertaining thereto including, without limitation, all right, title and interest in the Section 510(k) Marketing Approval which relates to the Galvanic Skin Response Device, CB29A, dated July 21, 1995;

     [viii] Intellectual  Property[viii]  Intellectual  Property.  All Digital's
            ----------------------        -----------------------
trade or brand names, business names, trade styles and other source or business identifiers relating to the Business, including without limitation, the names "Digital Health," "Omega AcuBase" and other names used by Digital, service marks, copyrights, designs, patents, patent applications, trade secrets or proprietary  formula;  all  software  owned  by  Digital;  and  all  proprietary techniques, processes, methods of production and commercialization, formulations, specifications and know-how pertaining to or useful in relation to the composition, production and sale of products and services sold in the Business (collectively, the "Intellectual Property"), including any licenses of the foregoing;

     [ix]  Deposits[ix]  Deposits.  All deposits and prepayments made by Digital
          ---------      --------
relating to the Business, including deposits with lessors or utility companies, prepaid insurance or other deposits or credits including, without limitation, the deposits and prepayments set forth on Schedule l(a)(ix);

     [x] Books and Records[x] Books and Records.  All books and records relating
        ------------------   -------------------
to the Business, including without limitation, all of Digital's books and records regarding the Acquired Assets and their operation, condition, maintenance and repair and all of Digital's books and records relating to the customers of Digital and the Contracts with customers or vendors.

 [b] Excluded  Assets[b]  Excluded  Assets. The  following  items of property
     ----------------     ----------------
("Excluded Assets") associated with the Business, as the same exist as of the Closing, are hereby excluded from the transactions contemplated hereby:

     [i] Scheduled Assets[i] Scheduled Assets. All assets, contracts and agreements listed on Schedule l(b)(i);

     [ii]  ThisAgreement[ii]  This  Agreement.  The rights of Digital under this
           -------------      ---------------
Agreement.
2.       Payment of Liabilities.   Payment of Liabilities

  [a] Prior to  Closing[a]  Prior to  Closing.  Other than those  liabilities
      ------------------    ------------------
which are specifically identified on Schedule 2(a) hereto and which BII shall assume and pay, Digital shall pay when due, and will discharge or perform, as appropriate, any and all liabilities and obligations of Digital relating to the Acquired Assets and the operation of the Business prior to May 1, 1998 (excepting only those obligations disputed by Digital in good faith and set forth on Schedule 2(a) hereto), including the following:

     [i] Liabilities[i]  Liabilities.  All liabilities,  bank debt, obligations,
        ------------    -------------
taxes, employment obligations and trade payables of Digital ("Payables") arising in the regular and ordinary course of the Business up to and including May 1, 1998 to the extent that the same are unpaid and undischarged as of May 1, 1998;

     [ii]  Contracts[ii]  Contracts.  All liabilities and obligations of Digital
          -----------    -----------
arising out of any Contract prior to May 1, 1998;

     [iii] Warranty Claims[iii] Warranty Claims. All warranty claims arising out
          -----------------    -----------------
of the conduct of the Business prior to May 1, 1998; provided, however, BII shall assist Digital in responding to and resolving any such claim.

   [b]  After  May 1,  1998[b]  After  May 1,  1998.  Except  as  provided  in
      ---------------------    ---------------------
Subsection 2(c), from and after May 1, 1998, BII shall assume, pay discharge or perform, as appropriate, all liabilities and obligations arising out of the ownership of the Business and the Acquired Assets.

   [c] Excluded  Liabilities[c]  Excluded  Liabilities.  In no event shall BII
      ----------------------    ----------------------
assume or incur any liability or obligation under this Section 2, or otherwise, in respect of any of the following:

     [i] Excluded  Assets[i]  Excluded Assets. Any liability or obligation under
        -----------------    ----------------
or in connection with the Excluded Assets;

     [ii] Breach of Representation[ii] Breach of Representation. Any liabilities
          ------------------------     ------------------------
to the extent that their existence or magnitude constitute or results in a breach of a representation, warranty or covenant made by Digital to BII herein or make the information contained in any Schedule hereto incorrect in any material respect;

     [iii]  Contract  Breach[iii]  Contract  Breach.  Any  liabilities  (whether
           -----------------       ----------------
asserted before or after May 1, 1998) for or arising in connection with any undisclosed breach of representation, warranty, or covenant, or for any claim for indemnification, contained in any Contract, to the extent that such breach or claim arose out of or by virtue of Digital's performance or nonperformance thereunder prior to May 1, 1998, it being understood that, as between Digital and BII, (1) this Subsection 2(c)(iii) shall apply notwithstanding any provisions which may be contained in any form of consent to the assignment of any such Contract or document, or any novation agreement, which, by its terms, imposes such liabilities upon BII and which assignment or novation agreement is accepted by BII notwithstanding the presence of such a provision, and (2) the failure by Digital to discharge any such liability shall entitle BII to indemnification in accordance with the provisions of Section 10 hereof;

     [iv] Violation of Statute[iv] Violation of Statute. Any liabilities arising
         ---------------------    ----------------------
out of or in connection with any violation by Digital of a statute or governmental rule, regulation, directive or any other requirement; and

     [v] Non-Assumed Liabilities[v] Non-Assumed Liabilities.  Without limitation
         -----------------------    -----------------------
by the specific enumeration of the foregoing, any liabilities not expressly assumed by BII pursuant to the provisions of Subsection 2(a) hereof.

 [c] No  Expansion of Third Party Rights[c] No Expansion of Third Party Rights.
     --------------------------------------    ------------------------------
  The assumption by BII of the liabilities as provided in this Section 2 shall not expand the rights or remedies of any third party against BII or Digital as compared to the rights and remedies which such third party would have had against Digital had BII not assumed such liabilities.

3. In connection with the acquisition and transfer of the Acquired Assets at the Closing, Digital shall receive 1,375,000 shares of Magellan Common Stock, 1,125,000 shares of which will be delivered at Closing and 250,000 shares of which will be deposited in escrow for a oneByear period to secure the indemnities of Digital pursuant to Section 9(a) hereof. In the event sales of BII for the period from May 1, 1998 through December 31, 1998 equal or exceed $5,000,000 and earnings before income taxes equal or exceed $1,250,000
(determined in accordance with generally accepted accounting principals ("GAAP"), consistently applied), Digital shall receive an additional 125,000 shares of Magellan Common Stock. Finally, Digital shall be paid the sum of $250,000 in 16 monthly installments of $15,000 each, commencing June 1, 1998 and one installment of $10,000.

 4. Representations and Warranties Concerning Digital. Representations and Warranties . To further induce BII and Magellan to enter into this Agreement, Digital represents and warrants that the following statements concerning the affairs of Digital are true, correct and complete as of the date hereof, and will be true, correct and complete as of the date of the Closing.

     (a) Organization,  Standing and Qualification(a) Organization, Standing and
         -----------------------------------------    --------------------------
Qualification.  Digital is duly organized, validly existing and in good standing
-------------
as a limited liability company under the laws of the State of Utah and except as set forth on Schedule 4(a), is authorized and qualified to own and operate its properties and assets and conduct its Business in all jurisdictions where such properties and assets are owned and operated and such Business conducted. Except as set forth on Schedule 4(a), Digital has duly filed any and all certificates and reports required to be filed to date by the laws of Utah and any other applicable law, except where the failure to file would not have a material adverse effect on the Business or its financial condition. Digital has all franchises, permits, licenses, and any similar authority necessary for the conduct of its Business as now being conducted by it, except where the lack of such would not materially adversely affect the Business, or its financial condition. Digital is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     [b]  Affiliates[b]  Affiliates.  Digital  has no  affiliates  and no  other
         -----------   -------------
investment in any entity. Digital is not a participant in any joint venture, partnership or other similar arrangement.

     [c] No  Defaults[c]  No  Defaults.  Digital is not in  default  under or in
         ------------    ---------------
violation of any provisions of its Articles of Organization or Operating Agreement. Digital is not in default under or in violation of any material restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability relating to Digital's Business, except as set forth in Schedule 4(c) hereto.

     [d] No Conflict[d] No Conflict.  Neither the execution and delivery of this
        ------------   ------------
Agreement nor consummation of the transactions contemplated hereby will conflict with or result in a material breach of or constitute a default under any provision of the Articles of Organization or Operating Agreement, any law, rule, regulation, judgment, decree, order or other requirement, or any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which Digital is a party or by which it is bound, or to which any of its assets are subject, or result in the creation of any material lien or encumbrance upon said assets, except as set forth in
Schedule 4(d) hereto.

     [e] Consents and Approvals[e]  Consents and Approvals.  Except as set forth
         ----------------------     ----------------------
on Schedule 4(e) hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not require Digital to obtain any consent, approval or action of, or make any filing with or give notice to any corporation, person or firm or any public, governmental or judicial authority except: (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof, and (ii) those which the failure to obtain would have no material adverse effect on the transactions contemplated hereby or on the Company's Business or financial condition.

     [f] Related-Party  Transactions[f] Related-Party Transactions. No employee,
         ---------------------------    --------------------------
officer, or member of Digital or member of his or her immediate family is indebted to Digital, nor is Digital indebted (or committed to make loans or extend or guarantee credit) to any such individuals. To Digital's knowledge, none of such individuals has any direct or indirect ownership interest in any firm or corporation with which Digital is affiliated or with which Digital has a Business relationship, or any firm or corporation that competes with Digital, except that employees, officers, or members of Digital and members of their immediate families may own stock in publicly traded companies that may compete with Digital. Except as set forth on Schedule 4(f), no member of the immediate family of any officer or director of Digital is directly or indirectly interested in any material contract with Digital.

     [g] Safety Laws[g] Safety Laws. To the knowledge of Digital, Digital is not
         -----------   -------------
in  violation  of  any  applicable  statute,   law  or  regulation  relating  to
occupational health and safety, and to Digital's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     [h]  Compliance  With Law[h]  Compliance  With Law.  Except as set forth on
          --------------------     --------------------
Schedule 4(h), neither Digital nor any of its members, officers, fiduciaries, agents or employees, is in violation of any applicable law, rule, regulation or requirement of any governmental authority in any way relating to Digital's Business. Consummation of the transactions contemplated hereby will be in compliance with all presently applicable laws, rules, regulations and requirements of all governmental authorities, including foreign governmental authorities, without the necessity for any license or permit or other action or permission in the nature thereof, or any registration with, or consent of, any governmental authority.

     [i] Financial Statements[i] Financial Statements.  The Financial Statements
         --------------------    --------------------
of Digital, dated December 31, 1996 and 1997 and April 30, 1998, attached hereto as Schedule 4(i), are correct and complete and present fairly in all material respects the financial condition of Digital as of the dates described therein, and have been prepared in accordance with GAAP, consistently applied.

     [j] Title to Acquired Assets[j] Title to Acquired Assets.  Digital has good
        -------------------------   -------------------------
title to and  possession  of the  Acquired  Assets,  and except as  described in
Schedule 4(j), the Acquired Assets are free and clear of all liens, claims, security interests, encumbrances, restrictions and rights, title and interests in others. Except as set forth in Schedule 4(j), there are no existing agreements, options or commitments or rights with, to or in any third party to acquire any of the Acquired Assets of Digital or any interest therein, except for those entered into in the ordinary course of Business and not materially adversely affecting the properties, assets or rights of Digital.

     [k] Leases[k] Leases.  Digital enjoys  exclusive,  peaceful and undisturbed
        -------   -------
possession under all leases to which it is a party. All such leases are identified on the attached Schedule 4(k), are valid and enforceable in accordance with their terms against Digital and to Digital's knowledge against the other parties thereto, and to the knowledge of Digital, no party thereto is in default thereunder.

     [l]  Inventory[l]  Inventory.  The  Inventory  was  acquired  and has  been
          ---------     ---------
maintained in the ordinary course of the Business practices of Digital, and is valued at reasonable amounts based on the ordinary course of Business. Except as set forth on Schedule 4(l), none of the Inventory listed in the Financial Statements is obsolete, unusable, materially damaged, or unsalable in the ordinary course of Business.

     [m] Licenses[m] Licenses.Except as set forth on Schedule 4(m), each License
        ---------   ---------
is, and at the Closing shall be, in full force and effect and has not been assigned (except to BII hereunder), modified, supplemented or amended, and neither Digital nor, to Digital's knowledge, the licensor under any such License is in default under any of the Licenses, and, to Digital's knowledge, no circumstances or state of facts presently exists (other than this Agreement) which, with the giving of notice or passage of time, or both, would permit the licensor under any License to terminate any License.

     [n] All Assets[n]  All Assets.  Except as set forth on Schedule  4(n),  the
        -----------    -----------
Acquired Assets comprise substantially all of the assets used in connection with the Business.

     [o] Intellectual Property[o] Intellectual Property.  Digital owns all trade
         ---------------------    ---------------------
names, inventions, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, knowBhow, and trade secrets which are used in the conduct of the Business, whether registered or unregistered, including the patents, patent applications and copyrights which are set forth on Schedule 4(o) (collectively, the "Proprietary Rights"). To the knowledge of Digital, Digital created or developed such Proprietary Rights and such Proprietary Rights are not subject to any restriction, lien, encumbrance, right, title or interest in others. All of the foregoing Proprietary Rights that are not in the public domain stand solely in the name of Digital and not in the name of any shareholder, member, officer, agent, partner or employee or anyone else known to Digital, and none of the same have any right, title, interest, restriction, lien or encumbrance therein or thereon or thereto. To the knowledge of Digital, Digital's ownership and use of the Proprietary Rights does not and will not infringe upon, conflict with or violate in any material respect any patent, copyright, trade secret or other lawful proprietary right of any other party, and no claim is pending or threatened to the effect that the operations of Digital infringe upon or conflict with the asserted rights of any other person under any proprietary right, and to the knowledge of Digital, there is no reasonable basis for any such claim (whether or not pending or threatened). No claim is pending or, to the knowledge of Digital, threatened to the effect that any such proprietary rights owned or licensed by Digital, or which Digital otherwise has the right to use, is invalid or unenforceable by Digital, and, to Digital's knowledge, there is no reasonable basis for any such claim (whether or not pending or threatened). Digital has not been advised, nor, to the knowledge of Digital, is there any basis for any claim that Digital's proprietary rights are infringed by proprietary rights of any third party. Except as set forth in
Schedule 4(o), Digital has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of Digital.

     [p] Liens[p] Liens.  Except as set forth on the attached  Schedule 4(p), no
        ------   -------
one other than Digital has any right, title, interest, lien, claim, security interest, restriction or encumbrance in, on or to the businesses conducted by, or the properties and assets of, Digital.

     [q] No Undisclosed Liabilities[q] No Undisclosed Liabilities. Except as set
        ---------------------------   ---------------------------
forth on Schedule 4(q), there are no material liabilities or obligations of Digital, including, without limitation, contingent liabilities for the performance of any obligation, except for (A) liabilities or obligations which are disclosed or fully provided for in Digital's Financial Statements, (B) liabilities or obligations disclosed in this Agreement or in any exhibit or schedule to this Agreement, (C) liabilities not in excess of $10,000 in the aggregate and (D) liabilities incurred in the ordinary course of Business and consistent with past practice since the date of the Financial Statements.

     [r] Litigation[r]  Litigation.  There are no suits or proceedings at law or
        -----------    ------------
in equity, or before or by any governmental agency or arbitrator, pending, or to the knowledge of Digital, threatened, anticipated or contemplated, which in any way materially affect Digital, and there are no unsatisfied or outstanding judgments, orders, decrees or stipulations which in any way affect Digital or its properties or assets or to which it is or may become a party, except as set forth in Schedule 4(r) hereto. There are no claims against Digital pending, or to the knowledge of Digital, threatened, anticipated, or contemplated which, if valid, would constitute or result in a breach of any representation, warranty or agreement set forth herein.

     [s]  Taxes[s]  Taxes.  Except as disclosed  in Schedule  4(s)  hereto,  (i)
         ------     -----
Digital has duly filed all federal, state, local and other tax returns and reports required to be filed by Digital (including sales and use tax returns) on or prior to the date hereof with respect to all taxes withheld by or imposed upon Digital; (ii) all such returns or reports reflect the liability for such taxes of Digital as computed therein for the periods indicated, and all taxes shown on such returns or reports and all assessments received by Digital have been paid, or fully reserved for, to the extent that such taxes have become due;
(iii) there are no waivers or agreements by Digital for the extension of time for the assessment of such taxes; and (iv) there are no material questions of taxation which are, as at the date hereof, the subject of dispute with any taxing authority.
     [t] Employment  Contracts[t]  Employment Contracts.  Digital has no written
        ----------------------    ---------------------
contracts of employment with any of its shareholders, employees or sales representatives, and no verbal contracts of employment which cannot be terminated without default by Digital on 30 days' notice.

     [u] Labor Matters[u] Labor Matters.  Digital is not party to nor subject to
         -------------    -------------
any collective bargaining agreement, nor is any union organizing action or certification vote pending or threatened.

     (v)  Employee  Benefit  Plans(v)  Employee  Benefit  Plans.
          ------------------------     ------------------------
     [i] Identification[i] Identification.  Schedule 4(v)contains a complete and
         --------------    --------------
accurate list of all employee benefit plans (the "Employee Benefit Plans") (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (A) sponsored by Digital, (B) to which Digital contributes on behalf of its employees, (C) with respect to which Digital participates on behalf of its employees or (D) previously sponsored or contributed to by Digital on behalf of its employees within the three years preceding the date hereof. No unwritten amendment exists with respect to any Employee Benefit Plan;

     [ii] Compliance[ii] Compliance.To the knowledge of Digtal, (a) each Employee ----------- ---------- Benefit Plan has been administered and maintained in compliance with all Laws in all material respects; (b) no Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any Governmental Authority; (c) no prohibited transactions (within the meaning of Section 4975 of the Code) have occurred with respect to any Employee Benefit Plan, and (d) no pending or, to the knowledge of Digital, threatened claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries;

     [iii]  Qualification[iii]  Qualification.  Except as set forth on  Schedule
            -------------       -------------
4(v), a favorable determination letter or ruling has been received from the Internal Revenue Service as to the current qualified status of each Employee Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. No proceedings exist or, to Digital Shareholder's knowledge, have been threatened against Digital that would result in the revocation of any such favorable determination letter or ruling;

     [iv] Funding Status[iv]  Funding Status. No accumulated  funding deficiency
          --------------      --------------
(within the meaning of Section 412 of the Internal Revenue Code), whether waivable or waived, exists with respect to any Employee Benefit Plan. With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal to the liabilities that result if all employees were fully vested and terminated employment and the plan is terminated as of the date of the Closing. With respect to each Employee benefit Plan described in Section 501(c)(9) of the Code, the assets of such plan are at least equal in value to the present value of accrued benefits under such plan as of the date hereof;

     [v]  Multiemployer  Plans[v]  Multiemployer  Plans.  Digital has never been
         ---------------------     --------------------
obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA;

     [vi] PBGG[vi] PBGG. To the knowledge of Digital,  no facts or circumstances
         -----    -----
exist that would result in the imposition of liability against BII by the Pension Benefit Guaranty Corporation as a result of any act or omission by Digital. No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA;

     [vii]  Retirees[vii]  Retirees.  Digital  does not  have,  except as may be
           ---------      ---------
required by law, any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired from employment with Digital, including those receiving disability benefits.

     [w] Environmental  Matters[w]  Environmental Matters. Except to the extent,
         ----------------------    ----------------------
if any, that would not have a material adverse effect on Digital, (i) Digital has not received notice of any violation of or investigation relating to any U.S. federal, state, or local environmental or pollution law, regulation, or ordinance with respect to assets now or previously owned or operated by Digital that has not been fully and finally resolved; (ii) all permits, licenses and other authorizations which are required under U.S., federal, state, provincial and local laws with respect to pollution or protection of the environment ("Environmental Laws") relating to assets now owned or operated by Digital or any of its affiliates, including Environmental Laws relating to actual or threatened emissions, discharges or releases of pollutants, contaminants or hazardous or toxic materials or wastes ("Pollutants"), have been obtained and are effective, and, with respect to assets previously owned or operated by Digital, were obtained and were effective during the time of Digital's operation; (iii) to the knowledge of Digital, no conditions exist on, in or about the properties now or previously owned or operated by Digital or any third-party properties to which any Pollutants generated by Digital were sent or released that could give rise on the part of Digital to liability under any Environmental Laws, claims by third parties under Environmental Laws or under common law or the occurrence of costs to avoid any such liability or claim; and
(iv) to the knowledge of Digital, all operators of Digital's assets are in compliance with all terms and conditions of such Environmental Laws, permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, relating to Digital's assets.

     [x] No  Adverse  Change[x]  No Adverse  Change.  Since the date of the last
         ------------------      ------------------
Financial  Statements  provided to BII,  there has not been with  respect to the
Business:
     (i) any material adverse change in the properties, assets, business, affairs, material contracts or prospects of Digital or, to the knowledge of Digital are any such changes threatened, anticipated or contemplated;

     (ii) any actual or, to the knowledge of Digital, threatened, anticipated or contemplated damage, destruction, loss, conversion, termination, cancellation, default or taking by eminent domain or other action by governmental authority, which has affected or may hereafter materially affect the properties, assets, business, affairs, contracts or prospects of Digital;

     (iii) any material and adverse dispute pending or threatened, or, to the knowledge of Digital, anticipated or contemplated of any kind with any customer, supplier, source of financing, employee, landlord, subtenant or licensee of Digital which has not been disclosed in writing to BII, or any pending or threatened, or, to the knowledge of Digital, anticipated or contemplated occurrence or situation of any kind, nature or description which is reasonably likely to result in any material reduction in the amount, or any change in the terms or conditions, of business with any substantial customer, supplier or source of financing;

     (iv) any pending or threatened, or to the knowledge of Digital, anticipated or contemplated occurrence or situation of any kind, nature or description peculiar to the Business of Digital and materially and adversely affecting its properties, assets, business, affairs or prospects; or

     (v) except as set forth on Schedule 4(x), any reduction of capital, redemption of interests or distribution with respect to limited liability interests by Digital.

     [y] Discrimination[y]  Discrimination. Digital has not received any written
         --------------     --------------
claim of any unfair labor practice or illegal discrimination on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices which, to the knowledge of Digital, has not been fully resolved. To the knowledge of Digital, Digital has not engaged in any unfair labor practice or illegal discrimination on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices.

     [z] Disputes and Charges[z] Disputes and Charges. There are no existing or,
         -------------------     --------------------
to the knowledge of Digital, any threatened disputes, grievances, harassment charges, controversies or other employment or labor troubles affecting Digital.

     [aa]  Accuracy  of  Information   Furnished[aa]   Accuracy  of  Information
          --------------------------------------       -------------------------
Furnished.  Digital has not made any material misstatement of fact or omitted to
---------
state any material fact furnished necessary or desirable to make complete, accurate and not misleading the representations, warranties and agreements set forth herein, or in any Exhibit or Schedule hereto or certificate or other document furnished in connection herewith.

     [bb] Securities Law Compliance[bb] Securities Law Compliance. To induce BII
          -------------------------     -------------------------
to enter into this Agreement, Digital represents and warrants to BII the following statements are true, correct and complete as of the date hereof and will be true and complete as of the date of the Closing.

     (i) Digital has been represented by such legal and tax counsel and others as Digital has found necessary to consult concerning this transaction, and such representation has included an examination of applicable documents and an analysis of tax, financial and securities law aspects. Digital, together with such counsel and advisors, have sufficient knowledge and experience in business and financial matters to evaluate the information furnished and the merits and risks of information contemplated by this Agreement and to make an informed investment decision with respect thereto;

     (ii) BII and Magellan have made available to Digital, its counsel and advisors, prior to the date hereof, the opportunity to ask questions of and to receive answers from BII and Magellan and their representatives, concerning the terms and conditions of the Acquisition and access to obtain any information, documents, financial statements and records relative to BII, its business and an investment in Magellan, and necessary to verify the accuracy of any information furnished. All materials and information requested by Digital, its counsel and advisors, including any information requested to verify any information furnished to Digital, has been made available and examined;

     (iii) Digital is receiving Magellan Common Stock for its own account, for investment purposes only, and not with a view to or for the transfer, assignment, resale or distribution thereof in whole or in part, except that the issuance of BII Common Stock may be distributed to the owners of Digital. There is no prearranged plan to dispose of the Magellan Common Stock. Digital understands the meaning and legal consequences of the foregoing representations and warranties. Digital is not an "underwriter" of the securities as that term is defined in Section 2(11) of the Securities Act of 1933 (the "1933 Act") and Digital will not take or cause any action to be taken that would cause Digital to be deemed an "underwriter" of the securities;

     (iv) Digital understands that the issuance of Magellan Common Stock to Digital has not been registered under the 1933 Act nor pursuant to the provisions of the securities or other laws of any applicable jurisdictions. Digital further understands that the Magellan Common Stock cannot be sold, assigned or otherwise disposed of until such sale, assignment or disposition is registered or an exemption from registration is available.

5. Representations, Warranties and Agreements of BII and Magellan. Representations, . BII and Magellan represent and warrant that:

     (a) Organization  Standing and Qualification(a)  Organization  Standing and
         ----------------------------------------     --------------------------
Qualification.  BII and Magellan are duly organized and validly  existing and in
-------------
good standing under the laws of the State of Utah, and are authorized and qualified to own and operate their respective properties and assets and conduct their respective businesses in all jurisdictions where such properties and assets are owned and operated and such respective business conducted, except where failure to so qualify would not have a material adverse effect on the business or financial condition of BII and Magellan.

     [b]  Authority[b]  Authority.  BII and Magellan have full right,  power and
         ----------     ---------
authority  to execute,  deliver and  perform the terms of this  Agreement.  This
Agreement has been duly authorized by BII and Magellan and constitutes the binding obligations of BII and Magellan enforceable in accordance with their terms.

     [c] Magellan  Common Stock[c]  Magellan  Common Stock.  The Magellan Common
         ----------------------     ----------------------
Stock issued to pursuant to this Agreement will be duly authorized, validly issued and fully paid and non-assessable.

     [d] SEC  Documents[d]  SEC  Documents.  Magellan has filed with the SEC all
         --------------     --------------
required documents, and will file all required SEC Documents between the date hereof and the Closing (all such documents are collectively referred to as the "Magellan SEC Documents"). As of their respective dates, the Magellan SEC Documents complied or will comply in all material respects with the requirements of the 1933 Act or the Exchange Act, as the case may be, and none of the Magellan SEC Documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Magellan included or to be included in the Magellan SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10BQ of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Magellan and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

     [e] No Adverse Change[e] No Adverse Change. Since March 31, 1998, there has
         -----------------    -----------------
been no material adverse change in the business, properties or financial condition of Magellan and its subsidiaries, taken as a whole.

     [f] Conditions  and  Approvals[f]  Conditions  and Approvals.  Magellan has
         --------------------------     -------------------------
obtained all necessary consents, approvals, authorizations or estoppels of any other person or governmental or regulatory authority required to be obtained to authorize and permit Digital to acquire the Magellan Common Stock. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein by BII and Magellan and the performance of the covenants and agreements herein, will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of any Articles of Incorporation or Bylaws of Magellan or BII; (ii) violate, conflict with or result in a breach or default under or cause termination of any terms or conditions of any material mortgage, indenture, contract, license, permit, instrument, trust document or other agreement, document or instrument to which Magellan or BII is party or by which Magellan or BII or any of their respective properties may be bound; or (iii) violate any law or regulation.

6. The Closing. The Closing. The Closing of the transactions contemplated herein shall take place at the offices of Parr Waddoups Brown Gee & Loveless on or before June 15, 1998, or at such other time or place as shall be fixed by the mutual consent of the parties.

7.       Conditions of Performance.  Conditions of Performance

     [a] BII's and Magellan's Conditions[a] BII's and Magellan's Conditions. The
         -------------------------------    -------------------------------
obligation of BII and Magellan to consummate this Agreement is subject to the satisfaction at the Closing, or waiver by BII and Magellan in writing, of each of the following conditions:

     (i) BII shall have received the agreement of the employees of Digital identified on Schedule 7(a)(i) that said employees will accept employment with BII under mutually acceptable terms and conditions;

     (ii) At the Closing date, no governmental agency or body, or other person or entity, shall have instituted or threatened any action to restrain or prohibit any of the transactions contemplated by this Agreement;

     (iii) The representations and warranties of Digital contained in this Agreement or in any certificate or document delivered to BII and Magellan pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all material respects; Digital shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with in all material respects by Digital prior to or at the Closing; Digital shall not be in default under any of the provisions of this Agreement; and BII and Magellan shall have been furnished with one or more closing certificates of Digital dated as of the Closing date, in substantially the form of Schedule 7(a)(iii) certifying (A) to the fulfillment of the conditions set forth in this Subsection 7(a)(iii) and the due performance of such covenants and agreements, (B) that no material adverse change has occurred in Digital's Business, affairs, operations, properties, assets or condition since the date of the last financial statements provided to BII and Magellan, (C) that the representations and warranties set forth in this Agreement are true and correct as of the Closing, and (D) that Digital is not a party to any litigation or has knowledge of any claim, brought or threatened, seeking to recover damages or to prevent Digital from continuing to use Digital assets or to conduct Business in the manner as the same were used or conducted prior thereto, and which litigation or claim is likely to result in any judgment, order, decree or settlement which will materially and adversely affect the financial condition or Business of Digital;

     (iv) BII and Magellan shall have received bills of sale and such other instruments of transfer as may be deemed reasonably necessary by BII to transfer to BII title to the Acquired Assets, including, without limitation, all rights to use the 510(k) marketing approval for the CB29 patient interface device in connection with the WindowsBbased products distributed by BII;

     (v) BII shall have received assignments of the Contracts substantially in the form of Schedule 7(a)(v) with respect to each Contract;

     (vi) Digital shall deliver to BII and Magellan at the Closing, certificates of search of the Uniform Commercial Code for filings of Digital in form and substance satisfactory to BII and Magellan.

     (vii) Digital shall have executed and delivered such other documents, instruments, certificates or agreements (including the Escrow Agreement provided for in paragraph 3 hereof), as shall be reasonably necessary to consummate this transaction;

     (viii) All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be satisfactory in form to Parr Waddoups Brown Gee & Loveless, legal counsel for BII and Magellan.

     [b] Digital Conditions[b] Digital Conditions.  The obligation of Digital to
         ------------------    ------------------
consummate this Agreement is subject to the satisfaction at the Closing, or waiver by Digital in writing, of each of the following conditions:

     (i) The representations and warranties of BII and Magellan contained in this Agreement or in any closing certificate or document delivered to Digital pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all material respects; BII and Magellan shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

     (ii)  BII  shall  have  executed  and  delivered   such  other   documents,
instruments, certificates or agreements as shall be reasonably necessary to consummate this transaction;

     (iii) All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be satisfactory in form to Thor B. Roundy, Esq., legal counsel for Digital, at the following address:

                          Thor B. Roundy, Esq.
                          230 South 500 East, Suite 270
                          Salt Lake City, Utah 84102

8.       Employees.        Employees

     [a] Employment of Employees[a] Employment of  Employees.  BII  shall notify
         ------------------------   ------------------------
Digital which employees of Digital it will hire, and, at a time mutually agreeable to the parties, BII shall offer employment to all of such employees at salary levels and benefits to be determined by BII, in its sole discretion.

     [b] Employees Retained by Digital[b] Employees Retained by Digital.  Except
         ----------------------------     -----------------------------
as provided in Subsection 8(a), Digital shall retain responsibility for all Digital employees and for payment of all related obligations, including severance pay, sick leave, accrued vacation, satisfaction of obligations arising under Digital's benefit plans and any other employment obligations. BII shall have no obligation with respect to employment matters involving the operation of the Business prior to June 15, 1998 and Digital shall have no obligation with respect to employment matters involving the operation of the Business to the extent they relate to the period after June 15, 1998.

9.       Indemnification.  Indemnification

     (a) Digital agrees to indemnify, defend and hold BII and Magellan harmless from any claims, liabilities, lawsuits, demands, actions, damages and expenses (including reasonable attorneys' fees) arising from or out of any breach of the agreements, covenants, representations or warranties of Digital contained in this Agreement. This indemnity shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement. Digital shall deposit 250,000 shares of Magellan Common Stock with an escrow agent satisfactory to Digital, BII and Magellan to be held, released and distributed as set forth in an Escrow Agreement of even date.

     (b) BII and Magellan agree to indemnify, defend and hold Digital harmless from any claims, liabilities, lawsuits, demands, actions, damages and expenses (including reasonable attorneys' fees) arising from or out of any breach of the agreements, covenants, representations or warranties of BII and Magellan contained in this Agreement. This indemnity shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

10.      Restrictive Covenants.    Restrictive Covenants

     [a] Propietary Information[a] Propietary Information.  Digital acknowledges
         ----------------------    ----------------------
that information of a confidential or secret nature is utilized by Digital in the Business and that Digital may possess confidential information relating to the business of any affiliates, customers or suppliers of Digital ("Proprietary Information").

     Such Proprietary Information includes, but is not limited to, any information regarding inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information, customer lists, software, hardware, processes, formulas, development or experimental work, work in process, business, trade secrets, or any other secret or confidential matter relating to the products, projects, programs, sales, customer lists, price lists, or data, or Business of Digital which is not generally known to the public. At all times hereafter, Digital will keep all such Proprietary Information in confidence and trust, and will not use or disclose any of such Proprietary Information (except as may be required by law or to legal counsel or accountants) without the prior written consent of BII. Digital further agrees that at the Closing hereunder, Digital will deliver to BII only, and shall not retain for its own or others' use, any and all documents and any other material and all copies thereof relating to Digital's products, projects, programs, or Business of which Digital has knowledge, or which contain any Proprietary Information.

     [b] Publicity[b] Publicity. Digital agrees not to disclose to any person or
         ----------   ---------
entity, (except as may be required by law or to legal counsel or accountants) without the prior written consent of BII, any of the terms of this Agreement at any time prior to the Closing or thereafter, except as may be necessary for the performance of their obligations hereunder or the operation of Digital in the ordinary course of Business. Magellan shall disclose and publicize this transaction in a press release the content of which shall be reasonably satisfactory to Digital or as required by law.

     [c] Noncompetition[c] Noncompetition.  Without the prior written consent of
         --------------    --------------
BII, from and after the Closing, Digital agrees not to engage in any Competitive Business in any geographic area anywhere in the world where BII then engages or proposes to engage in the Business for a period of 36 months from the date of the Closing. In addition, Digital shall cause Vaughn Cook to enter into a noncompetition agreement on substantially the terms provided herein which shall be delivered at the Closing. As used herein the term "Competitive Business" means the Business or any other business activity which would compete with the Business and shall include participation as an owner, shareholder, partner or in any other capacity.

11. Other Covenants of Digital. Other Covenants of Digital. Digital warrants and agrees that all present members and officers of Digital will from time to time hereafter execute whatever minutes of meetings or other instruments and take whatever actions BII may reasonably deem necessary or desirable to effect, or to carry out the intent and purposes of the transactions contemplated hereby.

12.  Termination and Amendment.   Termination and Amendment

     [a] Pre-Closing[a] Pre-Closing.  This Agreement may be terminated by BII or
         -----------   ------------
Digital at any time prior to the time fixed for Closing in Section 6 hereof upon written notice to the other party:

     (i) If the representations, warranties and agreements or conditions of this Agreement to be complied with or performed by Digital (in the case of BII) or BII (in the case of Digital) on or before the Closing shall not have then been complied with or performed in some material respect and such material noncompliance or nonperformance shall not have been waived by the party giving notice of termination or shall not have been cured by the defaulting party, or cure thereof commenced and diligently prosecuted thereafter by such party within ten (10) days after written notice of such material noncompliance or nonperformance is given by the nondefaulting party;

     (ii) If any governmental action is commenced to prevent the consummation of the transactions contemplated hereby; or

     (iii) By mutual consent of the parties.

     [b]  Waiver[b]  Waiver.  Any  representations,  warranties,  agreements  or
          ------     ------
conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof by action taken and evidenced by a written waiver executed by any such party.

13. Resolution of Disputes.  Resolution of Disputes.    Any claim, dispute, or
controversy between the Parties arising in connection with or relating to this Agreement or the making, performance or interpretation thereof shall, if not settled by negotiation, be submitted to nonbinding mediation under the Procedure for Mediation of Business Disputes of the Center for Public Resources, Inc. then in effect. Any demand for mediation shall be made in writing and served upon the other Party in the same manner as otherwise provided for notice in this Agreement. The demand shall set forth with reasonable specificity the basis of the dispute and the performance or relief sought. The Parties shall, within thirty (30) days of receipt of a demand to mediate, confer and select a mediator. The mediation shall take place at a time and location in Salt Lake City, Utah mutually agreeable to the Parties and the mediator, but not later than 60 days after a demand for mediation is received.

14.  Miscellaneous.    Miscellaneous

     (a)   Survival   of   Representations    and    Warranties(a)   Survival of
           ----------------------------------------------------      -----------
Representations and Warranties.  All representations and warranties made by BII,
------------------------------
Magellan and Digital in this Agreement, or in any certificate, schedule, exhibit, statement or document or instrument furnished hereunder or in connection with the negotiation, execution and performance of this Agreement shall survive the Closing for a period of 24 months, except that (i) tax representations and warranties shall survive until the last to expire of the applicable statute of limitations date, (ii) title and authorization representations shall survive indefinitely and (iii) environmental warranties shall survive until the last to expire of the applicable statute of limitations date.

     [b] Attorney's Fees[b] Attorney's Fees. In any action or proceeding arising out of or related to this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and related costs, including fees and costs incurred prior to formal initiation of an action or proceeding, and including fees and costs incurred for collecting or attempting to collect any judgment or award.

     [c] Brokers and Finders[c] Brokers and Finders.  Each of the parties hereto
         -------------------   --------------------
represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement. In the event that any additional finder's fee or broker's commission shall become payable by any party hereto as a result of such party's misrepresentation or breach of warranty, such fee and commission shall be the sole and exclusive responsibility and liability of such party with no right of contribution by any other party. In the event that any finder's fee or broker's commission shall become payable by any party, other than as set forth herein, as a result of such party's misrepresentation or breach of warranty, the breaching party shall indemnify, defend and hold all other parties harmless in respect of all claims, losses, expenses and obligations (including reasonable attorney's fees) to the extent that the same arise or result from such finder's fee or broker's commission.

     [d]  Severability[d]  Severability.  If  any  term  or  provision  of  this
          -----------      ------------
Agreement, including the schedules and exhibits hereto, or the application thereof to any person, property or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Agreement, including the schedules and exhibits or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid and unenforceable, shall not be affected thereby, and each term and provision of this Agreement and the exhibits shall be valid and enforced to the fullest extent permitted by law.

     [e] Notices[e] Notices.  Any notices,  requests or consents hereunder shall
         ------    --------
be deemed given, and any instrument delivered, two days after they have been mailed by first class mail, postage prepaid, or 12 hours after such notice has been sent by telecopier or telegram, telegraphic charges prepaid, or upon receipt if delivered personally, as follows:

                           To Digital:

                                       Digital Health, L.L.C.
                                       253 Ridge Road
                                       Orem, Utah 84057
                                       Attn: Vaughn Cook
                                       Telecopier: (801) 224-2167

                           With simultaneous copy to:

                                       Thor B. Roundy, Esq.
                                       230 South 500 East, Suite 270
                                       Salt Lake City, Utah 84102
                                       Telecopier: (801) 364-8815

                           To BII:

                                       BioMeridian International, Inc.
                                       216 North Orem Boulevard
                                       Orem, Utah  84057
                                       Attn: Douglas M. Angus
                                       Telecopier: (801) 226B1147

                           To Magellan:

                                       Magellan Technology, Inc.
                                       13526 South 110 West
                                       Draper, Utah  84020
                                       Attn: Douglas M. Angus
                                       Telecopier: (801) 495B2266

                           With simultaneous copy to:

                                       Parr Waddoups Brown Gee & Loveless
                                       185 South State Street, Suite 1300
                                       Salt Lake City, Utah 84111
                                       Attn: Richard G. Brown, Esq.
                                       Telecopier: (801) 532B7750

         except that any of the foregoing may from time to time by written notice to the others designate another address which shall thereupon become its effective address for the purposes of this Section.

     [f] Entire  Agreement[f]  Entire Agreement.  This Agreement,  including the
         -----------------     ----------------
exhibits, schedules and documents referred to herein which are a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument executed by all parties who are affected by any proposed amendment, or their respective successors or assigns. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. Any Section headings or table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Counterparts and Telecopier  Signatures(g)  Counterparts and Telecopier
         ---------------------------------------     ---------------------------
Signatures.  This  Agreement  may be  executed  simultaneously  in two or more
----------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A signature sent via telecopier shall be considered as an original.

     [h] Binding  Effect[h]  Binding  Effect.  This Agreement shall inure to the
         ---------------    ----------------
benefit of and be binding upon the parties hereto and their respective successors, but shall not inure to the benefit of anyone other than the parties signing this Agreement and their respective successors.

     [i] Governing Law[i] Governing Law. This Agreement shall be governed by the
         -------------    -------------
laws of the State of Utah.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first B above written.


                                   "Magellan"

                           Magellan Technology, Inc.,
                                             a Utah corporation


                                           /s/ William A. Fresh
                                       By  ------------------------------

                                       Its CEO and Chairman of the Board
                                           -----------------------------

                                      "BII"

                        BioMeridian International, Inc.,
                                               a Utah corporation



                                       By  /s/ William A. Fresh
                                           -------------------------------
                                       Its CEO, Biomeridian
                                           ------------------------------

                                    "Digital"

                             Digital Health, L.L.C.,
                                           a Utah limited liability company



                                       By  /s/ Vaughn Cook
                                           ------------------------------
                                       Its President
                                           ------------------------------

                                            /s/ Vaughn Cook
                                           ------------------------------
                                   Vaughn Cook


                                            /s/ Kathryn Cook
                                           ------------------------------
                                  Kathryn Cook


                              DELTA FINANCIAL TRUST


                                               /s/ Vaughn Cook
                                           By ---------------------------
                                              Vaughn Cook, Trustee

                                              /s/ Kathryn Cook
                                           By ---------------------------
                                              Kathryn Cook, Trustee